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                                                                    EXHIBIT 99.1

                                     PROXY
                                 FIRST DEPOSIT
                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints J. David Higgins and Danny
A. Belyeu and ________________________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Deposit Bancshares, Inc. ("First Deposit"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at ________________________ on ____________, 2001 at ______, local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated ____________, 2001, the receipt of which is acknowledged in the manner specified below.

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
1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), by and among First Deposit, Douglas Federal Bank, FSB, Community First Banking Company and Community First Bank pursuant to which First Deposit and Douglas Federal will merge with and into Community First Bank, with First Deposit shareholders receiving, at their election and subject to certain allocation provisions, either $19.375 in cash or 0.94512 shares of Community First common stock in the merger in exchange for each of their shares of First Deposit common stock.

FOR  / /                   AGAINST / /                   ABSTAIN / /

2.   In the discretion of the proxies on such other matters as
     may properly come before the Special Meeting or any
     adjournments thereof.
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          DATED:__________________________, 2001

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST DEPOSIT, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

       I _______will        _______will not   attend the Special Meeting.